Registration No. 333-232424

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BERKSHIRE HATHAWAY INC.

(Exact name of registrant as specified in its charter)

Delaware	47-0813844
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3555 Farnam Street

Omaha, Nebraska 68131

(Address of Principal Executive Offices)

R.C. Willey Home Furnishings Combined Retirement Investment Savings Plan

(Full title of the plan)

Marc D. Hamburg

Berkshire Hathaway Inc.

3555 Farnam Street

Omaha, Nebraska 68131

(Name and address of agent for service)

(402) 346-1400

(Telephone number, including area code, of agent for service)

Copy To:

Jennifer M. Broder, Esq.

Baker & McKenzie LLP

10250 Constellation Blvd.

Los Angeles, California 90067

(310) 201-4728

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

Berkshire Hathaway Inc. (“Registrant”) filed the following registration statement with the U.S. Securities and Exchange Commission (“Commission”):

1.

Registration Statement No. 333-232424, registering 100,000 shares of Class B Common Stock, $0.0033 par value, of the Registrant (the “Shares”), filed on June 28, 2019, and issuable under the R.C. Willey Home Furnishings Combined Retirement Investment Savings Plan (the “Plan”).

Shares are no longer being offered to participants in the Plan. Pursuant to the undertaking in Item 9 of Registration Statement No. 333-232424, the Registrant hereby removes from registration, by means of this Post-Effective Amendment No. 1, any registered Shares that were unsold at the termination of the offering.

Item 8.	Exhibits

Exhibit No.

24.1	Power of Attorney (incorporated by reference to Exhibit 24 to the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 28, 2019).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, Nebraska, on December 23, 2025.

BERKSHIRE HATHAWAY INC.

/s/ Marc D. Hamburg
Marc D. Hamburg
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

*	Chairman of the Board and Director and Chief Executive Officer	December 23, 2025
Warren E. Buffett	(principal executive officer)

/s/ Marc D. Hamburg	Senior Vice President and Chief Financial Officer	December 23, 2025
Marc D. Hamburg	(principal financial officer)

*	Vice President and Controller	December 23, 2025
Daniel J. Jaksich	(principal accounting officer)

*	Director and Vice Chairman – Non-Insurance Operations	December 23, 2025
Gregory E. Abel

*	Director	December 23, 2025
Howard G. Buffett

*	Director	December 23, 2025
Stephen B. Burke

*	Director	December 23, 2025
Susan L. Decker

*	Director	December 23, 2025
Charlotte Guyman

*	Director and Vice Chairman – Insurance Operations	December 23, 2025
Ajit Jain

*	Director	December 23, 2025
Meryl B. Witmer

*By:	/s/ Marc D. Hamburg
Marc D. Hamburg
Senior Vice President and Chief Financial Officer

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